                                                                       EXHIBIT 7

       **NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K, A SCHEDULE OF MATERIAL DETAILS OF VARIOUS PLEDGE AND SECURITY AGREEMENTS
                          DIRECTLY FOLLOWS THIS FORM**

                          PLEDGE AND SECURITY AGREEMENT

        This Pledge and Security Agreement (the "Agreement") is made and entered into this 10th day of January 2001, by and between KEITH MONEY and SUSAN KELLY-MONEY, individuals ("Borrowers"), and INTERPRISE TECHNOLOGY PARTNERS, LP (the "Secured Party").

                                R E C I T A L S:

        WHEREAS, Borrower is the record stockholder of 281,000 shares (the "Shares") of common stock, par value $.001 per share, of WORLD COMMERCE ONLINE, INC., a Delaware corporation (the "Company"), such Shares being represented by certificate number (the "Certificate"); and

        WHEREAS, simultaneously herewith, Borrower has executed on behalf of Secured Party that certain Promissory Note (the "Note") in the aggregate principal amount of $85,100.00, dated of even date herewith; and

        WHEREAS, Secured Party has required the execution and delivery of this Agreement to provide security for the obligations of Borrower under the Note.

        NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Pledge of Shares. Borrower hereby pledges his interest in the Shares as security for his obligations under the Note and performance of all obligations thereunder and under this Agreement. Secured Party shall have (and is hereby granted) a security interest in the Shares (and any cash, shares of capital stock in any other corporation or entity, or other property that the Shares may be exchanged or substituted for or otherwise replaced with through a share exchange, merger or otherwise and the related Certificate and all proceeds thereof collectively, the "Collateral") in order to secure the obligations of Borrower under this Agreement; provided, however, that in lieu of delivery of the Certificate evidencing the Shares, or delivery of any other stock certificate evidencing any other shares of capital stock received in exchange or otherwise for the Shares, Borrower shall deliver simultaneously with the execution hereof: (a) a Stock Power duly executed either in blank or in the name of Secured Party; and (b) such other documents as Lender shall reasonably require to perfect Lender's security interest in the Collateral.

        2. Ownership Rights. Unless a default has occurred under the Note or this Agreement, Borrower shall have and enjoy all rights and attributes relating to the Shares, including, without limitation, all voting rights and rights to dividends and other distributions in respect thereof.

        3. Adjustments. Notwithstanding anything herein to the contrary, in the event that, during the term of this Agreement, any share dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, options or other securities issued with respect to the pledged Collateral by reason of any such change shall be delivered to and held by the Secured Party under the terms of' this Agreement in the same manner as the Collateral originally pledged hereunder.

        4.     Events of Default:  Secured Party's Remedies.

               (a)    In the event Borrower shall, following the date hereof:
(i) default in any of his material obligations under any of the terms of the Note, this Agreement or any other instrument or agreement evidencing, securing or otherwise executed in connection with the issuance of the Note (collectively, the "Security Documents"), (ii) make an assignment for the benefit of his creditors; (iii) commence proceedings in bankruptcy for the adjustment of any of his debts under the Bankruptcy Code or under any law, whether state or Federal, now or hereafter existing for the relief of debtors; (iv) have a receiver appointed for any substantial part of his assets; (v) transfer a substantial part of his property; or (vi) become insolvent or unable to pay debts as they mature (each of the foregoing being an "Event of Default"), Secured Party shall have the rights and remedies provided in the Florida Uniform Commercial Code in effect on the date of this Agreement (the "Code"), and may sell any such Collateral in any manner provided under the Code, and the proceeds of any such sale shall be applied first to the expenses of such sale (including, but not limited to, reasonable attorneys' fees incurred by Secured Party in connection with any such default by Borrower) and the balance, if any, shall be paid to Borrower. Further, following an Event of Default, Secured Party shall have the right, but not the duty, to thereafter exercise all rights with respect to voting privileges for the Shares and, upon notice from the Secured Party, Borrower shall no longer exercise any voting rights with respect to the Shares, or if so directed by the Secured Party, shall vote the Shares as directed by the Secured Party.

               (b) No delay or omission on the part of Secured Party in exercising any right granted hereunder shall operate as a waiver of such right or any other right. A waiver on any one occasion by Secured Party shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party, whether granted herein or by the Note, shall be cumulative and may be exercised separately or concurrently.

        5. Termination of Pledge; Release of Shares. The pledge created hereby shall terminate upon the later of: (a) full payment or other satisfaction by Borrower of all outstanding amounts owed by Borrower to Secured Party under the Note; or (b) performance of all of Borrower's obligations under the Security Documents. Upon termination of the pledge created hereby arising from such full payment and satisfaction of obligations, Secured Party shall immediately release its security interest in the Collateral and shall deliver to Borrower the Certificate or other certificate and, if applicable, any stock powers relating thereto, and any other Collateral remaining in Secured Party's possession.

        6. Amendment. This Agreement may be amended at any time by a writing that refers to this Agreement and is executed by each of the parties hereto.

        7. Entire Agreement. Except as expressly set forth herein or in an instrument in writing signed by the party to be bound thereby that makes specific reference to any of the Security Documents, this Agreement sets forth the entire understanding of the parties hereto concerning the subject matter hereof, and supersedes all prior contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties relating to the subject matter of this Agreement.

        8. Notices. All notices given under this Note shall be by: (a) personal service; (b) first-class United States mail, postage prepaid; (c) overnight delivery service, charges prepaid; or (d) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a), (b), and (c) of this sentence, to the parties at the following addresses:

               If to Borrower:

                      Keith Money and Susan Kelly-Money
                      1817 Wingfield Drive
                      Longwood, Florida  32778
                      Facsimile:    (407) 865-9569

               If to Lender:

                      Interprise Technology Partners, LP
                      1001 Brickell Bay Drive, 30th Floor
                      Miami, FL  33131
                      Fax:  (305) 374-3317
                      Facsimile:  (407) 240-6301

or to such other addresses as may be specified by like notice and shall be deemed to have been duly given or made when delivered by personal service, five days after deposited in the mails or one day after given to an overnight delivery service.

        9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law.

        10. Severability. Each Section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is not possible, any such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

        11. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement, except as otherwise provided in the Note.

        12. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

        13. Waiver of Trial by Jury. THE PARTIES HEREBY MUTUALLY AGREE THAT NEITHER PARTY, NOR ANY ASSIGNEE, SUCCESSOR HEIR, SPOUSE OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH, ANY RELATED AGREEMENT OR INSTRUMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS.

        IN WITNESS WHEREOF, the undersigned have executed this Pledge and Security Agreement on the date first written above.

                           "BORROWERS"

                                  KEITH MONEY, as Borrower


                                     /s/ KEITH MONEY
                                  ----------------------------------------

                                  SUSAN KELLY-MONEY, as Borrower


                                     /s/ SUSAN KELLY-MONEY
                                  ----------------------------------------
                           "SECURED PARTY"

                           INTERPRISE TECHNOLOGY PARTNERS, LP


                           By:       /s/ J.C. CAMPUZANO
                              -----------------------------
                               Principal

                   SCHEDULE OF PLEDGE AND SECURITY AGREEMENTS

        The following schedule of details of various pledge and security agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. A total of one (1) separate pledge and security agreement has been made pursuant to a pledge and security agreement substantially identical in all material respects to this pledge and security agreement dated January 10, 2001, except with respect to the details provided in the table below.

------------------------------- ------------------------------------------
      DATE OF AGREEMENT             AMOUNT OF RELATED PROMISSORY NOTE
------------------------------- ------------------------------------------
     December 20, 2000                                   $64,000
------------------------------- ------------------------------------------